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																										      Exhibit 20a
Metris Receivables, Inc.                                Metris Master Trust                                       Monthly Report
Certificateholder's Statement                             Series 1996-1                                                   Jan-98
Section 5.2                                Class A           Class B           Class C           Class D            Total

(i)   Certificate Amount                  518,000,000.00    87,500,000.00      50,000,000.00    44,500,000.00     700,000,000.00
(ii)  Certificate Principal Distributed             0.00             0.00               0.00                                0.00
(iii) Certificate Interest Distributed      2,784,250.00       495,833.33         268,828.13                        3,548,911.46
(iv) Principal Collections                 22,520,153.05     3,804,079.91       2,173,759.95     1,930,852.76      30,428,845.67
(v)  Finance Charge Collections            10,406,318.35     1,757,824.05       1,004,470.88       892,136.26      14,060,749.54
       Recoveries                              77,105.57        13,024.59           7,442.62         6,623.93         104,196.72
       Interest Earned on Accounts                  0.00             0.00               0.00             0.00               0.00
	 Total Finance Charge Collections  10,483,423.92     1,770,848.64       1,011,913.51       898,760.19      14,164,946.26
       Total Collections                   33,003,576.98     5,574,928.54       3,185,673.45     2,829,612.96      44,593,791.93
(vi) Aggregate Amount of Principal Receivables                                                                  2,807,553,374.86
       Invested Amount (End of Month)     518,000,000.00    87,500,000.00      50,000,000.00    44,500,000.00     700,000,000.00
       Floating Allocation Percentage        18.4502280%       3.1165926%         1.7809100%       1.5850099%        24.9327406%
       Invested Amount(Beginning of Month)518,000,000.00    87,500,000.00      50,000,000.00    44,500,000.00     700,000,000.00
       Average Daily Invested Amount                                                                              699,913,513.86
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                         85.50%   2,489,324,183.41
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                       7.09%     206,309,747.86
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                      2.51%      73,188,840.75
       90 Days and Over (60+ Days Contractually Delinquent)                                             4.90%     142,649,786.86
	Total Receivables                                                                             100.00%   2,911,472,558.88
(viii) Aggregate Investor Default Amount                                                                            5,884,919.60
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                      9.90%
(ix)  Charge-Offs                                   0.00             0.00               0.00             0.00               0.00
(x)   Servicing Fee                                                                                                 1,189,041.10
(xi)  Pool Factor                              1.0000000        1.0000000          1.0000000
(xii) Unreimbursed Reallocated Principal Collections                 0.00               0.00             0.00               0.00
(xiii) Excess Funding Account Balance                                                                                       0.00
       Prefunding Account Balance                                                                                           0.00
(xiv) Class C Reserve Amount                                                                                                0.00
      Class C Reserve Account Balance                                                                              10,768,578.01
      Class C Trigger Event Occurrence                                                                                      None
Average Net Portfolio Yield                                                                                             13.9290%
Minimum Base Rate                                                                                                        8.4810%

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